                                                                    EXHIBIT 99.h

                              BT INVESTMENT FUNDS

                                   EXHIBIT D
                                    TO THE
                     ADMINISTRATION AND SERVICES AGREEMENT
                          MADE AS OF OCTOBER 28, 1992
                                    BETWEEN
                 BT INVESTMENT FUNDS AND BANKERS TRUST COMPANY
                        As Last Revised: March 30, 2001


Cash Management Investment.....................................  0.55%
Treasury Money Investment......................................  0.55%
Tax Free Money Investment......................................  0.55%
NY Tax Free Money Investment...................................  0.55%
International Equity...........................................  0.85%
Mid Cap
     Investment Class..........................................  0.65%
     Institutional Class.......................................  0.40%
Lifecycle Long Range...........................................  0.65%
Lifecycle Mid Range............................................  0.65%
Lifecycle Short Range..........................................  0.65%
Small Cap......................................................  0.65%
PreservationPlus Income........................................  0.35%
Quantitative Equity
     Investment Class..........................................  0.30%
     Institutional Class.......................................  0.15%
Global Equity
     Institutional Class.......................................  0.85%
     Class A Shares............................................  1.00%
     Class B Shares............................................  1.00%
     Class C Shares............................................  1.00%
Communications
     Investment Class..........................................  0.65%
     Institutional Class.......................................  0.40%

                                                                    EXHIBIT 99.h

                              BT INVESTMENT FUNDS
                            DISTRIBUTION AGREEMENT



                     Appendix A to Distribution Agreement

                                    between

                BT Investment Funds and ICC Distributors, Inc.

                        As Last Revised: March 30, 2001

-------------------------------------------------------------------------------------------------
          Series                                     Distribution Fee             Service Fee
-------------------------------------------------------------------------------------------------
Mid Cap (formerly Capital Appreciation Fund)               None                      None
- Investment Class
-------------------------------------------------------------------------------------------------
Mid Cap (formerly Capital Appreciation Fund)               None                      None
- Investment Class
-------------------------------------------------------------------------------------------------
Lifecycle Short Range - Investment Class                   None                      None
-------------------------------------------------------------------------------------------------
Lifecycle Mid Range - Investment Class                     None                      None
-------------------------------------------------------------------------------------------------
Lifecycle Long Range - Investment Class                    None                      None
-------------------------------------------------------------------------------------------------
Cash Management Investment                                 None                      None
-------------------------------------------------------------------------------------------------
Treasury Money Investment                                  None                      None
-------------------------------------------------------------------------------------------------
Tax Free Money Investment                                  None                      None
-------------------------------------------------------------------------------------------------
NY Tax Free Money Investment                               None                      None
-------------------------------------------------------------------------------------------------
International Equity                                       None                      None
-------------------------------------------------------------------------------------------------
Small Cap -Investment Class                                None                      None
-------------------------------------------------------------------------------------------------
PreservationPlus Income                                    None                       .25%
-------------------------------------------------------------------------------------------------
Quantitative Equity - Investment Class                     None                      None
-------------------------------------------------------------------------------------------------
Quantitative Equity - Institutional Class                  None                      None
-------------------------------------------------------------------------------------------------
Global Equity Fund - Institutional Class                   None                      None
-------------------------------------------------------------------------------------------------
Global Equity Fund - Class A Shares                         .25%                     None
-------------------------------------------------------------------------------------------------
Global Equity Fund - Class B Shares                         .75%                      .25%
-------------------------------------------------------------------------------------------------
Global Equity Fund - Class C Shares                         .75%                      .25%
-------------------------------------------------------------------------------------------------

                                                                    EXHIBIT 99.h

                         EXPENSE LIMITATION AGREEMENT

     This EXPENSE LIMITATION AGREEMENT is made as of the 31st day of OCTOBER, 2000 by and between BT INVESTMENT FUNDS, a Massachusetts Business trust (the "Trust"), GLOBAL EQUITY FUND (the "Fund"), and DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the "Adviser"), with respect to the following:

     WHEREAS, the Adviser serves as the Fund's Investment Adviser pursuant to an Investment Advisory Agreement dated December 29, 2000, and the Adviser serves as the Trust's and Portfolio Trust's Administrator pursuant to Administration and Services Agreements dated October 28, 1992 and April 8, 1992, respectively (collectively, the "Agreements").

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. The Adviser agrees to waive its fees and reimburse expenses for the period from March 30, 2001 to March 30, 2002 to the extent necessary so that the total annual operating expenses for each of the Trust's series with fiscal year ends of October 31 (each a "Fund") do not exceed the percentage of average daily net assets set forth on Exhibit A.

     2. Upon the termination of any of the Agreements, this Agreement shall automatically terminate.

     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

                                        BT INVESTMENT FUNDS
                                        GLOBAL EQUITY FUND


Attest: _______________________         By:  _____________________________
Name:   Amy M. Olmert                        Name: Daniel O. Hirsch
                                             Title: Secretary


                                        DEUTSCHE ASSET MANAGEMENT, INC.


Attest: _______________________         By:  _____________________________
Name:   Amy M. Olmert                        Name: Richard T. Hale
                                             Title: Vice President

                                   Exhibit A

                                             Total Fund Operating Expenses
Fund                                         (as a percentage of average daily net assets)
----                                         ---------------------------------------------
Global Equity Fund - Class A Shares                              1.40%
Global Equity Fund - Class B Shares                              2.15%
Global Equity Fund - Class C Shares                              2.15%